Exhibit 99.1

NEWS RELEASE	CONTACT:	Charles F. Willis
Chief Executive Officer
(415) 408-4700

Marc Pierpoint Joins Willis Lease Finance as Vice President, Portfolio Management & Trading

Novato, CA, — April 13, 2016 — Willis Lease Finance Corporation (Nasdaq: WLFC) announced today that Marc Pierpoint joined the firm as its Vice President, Portfolio Management & Trading.

“Marc brings strong leadership skills to Willis Lease and has extensive experience in business development, sales, engine leasing, asset trading, engineering and finance,” said Charles F. Willis, Chairman and CEO.  “His background in the aviation industry and his extensive professional network are solid assets, which will be excellent additions, as we continue to enhance our senior management team.”

Over the past 27 years, Pierpoint served in increasingly responsible positions with Rolls-Royce PLC, Rolls-Royce Capital Ltd. and IAE International Aero Engines AG, including serving as Treasurer of IAE for nearly a decade. Immediately before joining Willis Lease, Pierpoint served as Vice President, Lessors for Rolls-Royce North America and before that Pierpoint was Treasurer and then VP Leasing & Asset Management for IAE. Over the course of his career, Pierpoint has been heavily involved in billions of dollars of aircraft and engine financing, sales and aftermarket transactions involving airlines and leasing companies around the world.  He earned an M.B.A. from the Loughborough University School of Business in the U.K. and graduated with honors from the University of Hertfordshire, UK, where he earned his Bachelor of Engineering degree in Aeronautical Engineering.

“Marc brings a wide array of tools to the Company and is an exceptional hire for us,” said Brian R. Hole, President. “Marc’s deep and varied experience combined with excellent customer relationships makes Marc the ideal person to help us continue to grow and re-shape our portfolio going forward,” Hole remarked.

“I thoroughly enjoyed my career at Rolls-Royce and am thankful for the many relationships I made during my time there. I am equally excited, though, about the opportunity to join a great team at Willis Lease and be a part of ongoing efforts to grow and refine the exceptional platform here,” said Pierpoint.

About Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, auxiliary power units and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 120 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools supported by cutting edge technology, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K/A and other continuing reports filed with the Securities and Exchange Commission.

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Note: Transmitted on Globenewswire on April 13, 2016, at 1:15 p.m. PDT.